Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-148200 of our report dated April 10, 2007, relating to the consolidated financial statements of Nephros, Inc. as of December 31, 2006 and for the year then ended, incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Jericho, New York
April 15, 2008